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                                                             Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
IBS Interactive, Inc.
Cedar Knolls, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-_____) of our report dated May 13, 1999 relating to the December 31, 1997 financial statements of Spectrum Information Systems, Inc., appearing in the Current Report on Form 8-K/A filed on June 2, 1999 and the Current Reports on Form 8-K filed on June 7, 1999 and December 20, 1999 of IBS Interactive, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Barfield, Murphy, Shank & Smith, P.C.

Birmingham, Alabama
December 20, 1999